Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan

29903 Agoura Road, Agoura Hills, California 91301

THQ/Investor & Media Relations

Telephone: 818 871-5000 Fax: 818 871-7400

818/871-5125

THQ REPORTS FISCAL 2010 THIRD QUARTER IN LINE WITH GUIDANCE;

REAFFIRMS SECOND HALF AND FULL YEAR FY10 OUTLOOK

— Company Bolsters Portfolio with Multi-Year License Agreements with WWE®,

DreamWorks Animation and Sony Pictures Consumer Products;

Establishes New Original Core Game Franchise Darksiders™ —

AGOURA HILLS, Calif. — February 3, 2010 - THQ Inc. (NASDAQ: THQI) today announced financial results for the three months ended December 31, 2009.  Fiscal 2010 third quarter net sales were in line with the company’s guidance; the company did not provide earnings guidance for the quarter.  The company also reaffirmed its outlook for net sales, profitability and cash position for the fiscal year ending March 31, 2010.

“We are pleased to report solid profitability in the third quarter and we are on track to achieve all of our fiscal 2010 financial targets that we announced at the beginning of the fiscal year,” said THQ President and CEO Brian Farrell.  “This marks a significant turnaround for THQ in just one year and underscores the success of our focused strategy and reduced cost structure.”

For the fiscal third quarter ended December 31, 2009, THQ reported net sales of $356.7 million, compared with $357.3 million in the prior-year period.  On a non-GAAP basis, for the three months ended December 31, 2009, the company reported net sales of $357.0 million, compared with $385.6 million a year ago.

For the three months ended December 31, 2009, the company reported net income of $542,000, or $0.01 per share, compared with a net loss of $191.8 million, or $2.86 per share, in the prior-year period.  On a non-GAAP basis, the company reported net income of $26.6 million, or $0.35 per share, compared with a net loss of $9.6 million, or $0.14 per share, in the same period a year ago.  Fiscal 2010 third quarter non-GAAP earnings per share would have been $0.39 if the company had not been required to use the “if-converted” method due to its August 2009 issuance of convertible senior notes.

For the nine months ended December 31, 2009, THQ reported net sales of $701.5 million, compared with $659.7 million in the prior-year period.  On a non-GAAP basis, for the nine months ended December 31, 2009, the company reported net sales of $691.2 million, compared with $658.3 million a year ago.

For the nine months ended December 31, 2009, the company reported net income of $1.4 million, or $0.02 per share, compared with a net loss of $334.2 million, or $5.01 per share, in the prior-year period.  On a non-GAAP basis, the company reported net income of $8.3 million, or $0.12 per share, compared with a net loss of $65.4 million, or $0.98 per share, in the same period a year ago.

A reconciliation of non-GAAP to GAAP results is provided in the accompanying financial tables.

Farrell said, “In addition to meeting our financial targets, we launched two new franchises, UFC and Darksiders, and significantly strengthened our balance sheet.  We also secured new long-term license agreements and continued to migrate our brands to digital platforms in order to drive THQ’s growth over the next several years.”

Fiscal 2010 Third Quarter Highlights and Recent Developments

Market Share/Product Sales

•      THQ gained market share in the US in calendar 2009, ranking as the #4 independent publisher with a 4.7% share(1).

•      UFC® 2009 Undisputed™ ranked among the top ten new video game releases in the US(1) for calendar 2009.

•      The Biggest Loser was the #1 best-selling fitness game by an independent publisher in the US for the December quarter(1).

New License Agreements

•      In December, THQ and WWE® entered into a new direct eight-year agreement granting THQ exclusive worldwide rights to develop and publish video games based on WWE content effective January 1, 2010.

•      In December, THQ announced multi-year, multi-property video game license agreements with DreamWorks Animation granting THQ exclusive worldwide rights to develop and publish video games based on DreamWorks Animation’s upcoming animated feature films Kung Fu Panda: The Kaboom of Doom and Puss in Boots, as well as the CG animated feature show, The Penguins of Madagascar.

•      On February 1, 2010, THQ announced two multi-year license agreements granting the company the exclusive worldwide rights to develop and publish video games based on Sony Pictures Consumer Products popular game show properties, “JEOPARDY!” and “Wheel of Fortune”.

Owned Franchises

•      In January, THQ launched new original game Darksiders™, which achieved an average Metacritic rating of 83 and delivered strong commercial sales, with shipments of approximately 1.2 million units in its first four weeks. The Darksiders franchise is now added to THQ’s growing portfolio of owned brands, including de Blob™, Drawn to Life™, MX vs ATV™, Red Faction® and Saints Row®.

Core and Online Game Development

•      Consistent with its strategy to migrate its key brands online, THQ today announced the realignment of two of its development studios that will now focus on the creation of games for digital distribution.

•      Consistent with its strategy to reduce development costs while delivering high product quality, in December 2009, THQ announced plans to establish a new video game development studio in Montreal, Quebec.

Litigation Settlement

•      In December 2009, THQ, World Wrestling Entertainment and JAKKS Pacific, Inc. reached settlement agreements with respect to the WWE video game license and the termination of the THQ/JAKKS Pacific LLC joint venture.  As a result, THQ reported a one-time settlement of $29.5 million, which is included in the venture partner expense line in its GAAP financial results for the fiscal 2010 third quarter ending December 31, 2009.

(1)Source: The NPD Group

Business Outlook

Fiscal Year Ending March 31, 2010

The company reaffirmed its expectation to report non-GAAP fiscal 2010 net sales higher than those reported in fiscal 2009, and to achieve profitability for fiscal 2010.

The company also reaffirmed its expectation that its fiscal 2010 year-end cash balance will be at least $50 million higher than at the end of fiscal 2009, excluding the net proceeds from the $100 million convertible senior note offering, the $32.8 million settlement payment to JAKKS Pacific related to the preferred return rate arbitration, and the $13.2 million settlement payment to WWE.

Fiscal Fourth Quarter 2010

Consistent with prior guidance, THQ expects to report fiscal fourth quarter non-GAAP net sales in the range of $175 million to $185 million.  The company expects to report fiscal 2010 fourth quarter non-GAAP EPS of approximately breakeven.

Pursuant to THQ’s product strategy, key releases scheduled for the fourth quarter of fiscal 2010 include:

Fiscal Fourth Quarter

Games	Platforms

Darksiders™	Xbox 360®, PlayStation®3

Metro 2033™	Xbox 360, Windows PC

Warhammer® 40,000™: Dawn of War® II – Chaos Rising™	Windows PC

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, the company discloses certain non-GAAP financial measures that exclude the following:

•      stock-based compensation expense,

•      the impact of certain deferred revenue and related costs,

•      business realignment expense,

•      other-than-temporary impairment on investments and any subsequent realized gains on those investments, and mark-to-market adjustments on trading Auction Rate Securities,

•      material litigation settlements, charges and benefits, and

•      related income tax effects for each of these items.

Beginning in fiscal 2010, for non-GAAP purposes, the company has adopted a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods.

THQ may consider whether other significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

The company excludes these expenses from its non-GAAP financial measures primarily because its management does not believe they reflect the company’s primary business, ongoing operating results or future outlook.  THQ’s management believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results in the accompanying tables, and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

In addition to the reasons stated above, which are generally applicable to each of the items THQ excludes from its non-GAAP financial measures, the company’s management uses certain of the non-GAAP financial measures for the following reasons:

Stock-Based Compensation. THQ does not consider stock-based compensation charges when evaluating the performance of its business or formulating its operating plans. Stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as THQ’s stock price, interest rates and the volatility of the company’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on the use of such grants as retention tools for long-term stockholder value creation, as well as overall stockholder dilution, rather than the accounting charges associated with such grants.

Deferred Revenue/Costs. Beginning in fiscal 2008, the company began recognizing the revenue and related costs from the sale of certain titles for which the online service is determined to be a deliverable over the estimated online service period.  Although the company defers the recognition of its net revenue and costs with respect to these titles, there is no adverse impact to its operating cash flow.  Internally, THQ’s management excludes the impact of deferred net revenue and costs related to packaged games when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  The company believes that excluding the impact of deferred net revenue and related costs from its non-GAAP financial measures is important to facilitate comparisons to prior periods when the company did not defer the recognition of such amounts.

Business Realignment Expense.   Although THQ has incurred business realignment expenses in the past, each charge has been a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the company’s primary business, ongoing operating results or future outlook. As such, the company believes it is appropriate to exclude these expenses from its non-GAAP financial measures.

Investor Conference Call

THQ will host a conference call to discuss fiscal 2010 third quarter results today at 2:00 p.m. Pacific/5:00 p.m. Eastern.  Please dial 877.356.8075 domestic or 706.902.0203 international, conference ID 51325405 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through February 5, 2010, by dialing 800.642.1687, domestic, or 706.645.9291, international, conference ID 51325405.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, Darksiders, de Blob, Drawn to Life, MX vs. ATV, Red Faction, Saints Row and their respective logos are trademarks and/or registered trademarks of THQ Inc.

Microsoft, Xbox, Xbox 360, Xbox Live, the Xbox logos, and the Xbox Live logo are either registered trademarks or trademarks of Microsoft Corporation in the U.S. and/or other countries.

“PlayStation”, is a registered trademark of Sony Computer Entertainment Inc.

All other trademarks are property of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for the fiscal fourth quarter and year ending March 31, 2010, and for the company’s product releases in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ, and our ability to successfully implement our cost reduction plans.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2009, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net sales	$356,678	$357,310	$701,469	$659,704

Cost of sales:
Product costs	127,644	133,768	246,548	269,814
Software amortization and royalties	73,202	131,587	142,429	198,099
License amortization and royalties	34,720	35,840	80,635	68,771
Venture partner expense	36,956	13,393	14,531	15,747
Total cost of sales	272,522	314,588	484,143	552,431

Gross profit	84,156	42,722	217,326	107,273
Operating expenses:
Product development	21,960	27,235	63,422	84,015
Selling and marketing	49,252	69,551	106,723	141,726
General and administrative	13,959	22,639	44,592	59,213
Goodwill impairment	—	118,131	—	118,131
Restructuring	336	4,752	2,858	4,752
Total operating expenses	85,507	242,308	217,595	407,837

Operating loss	(1,351)	(199,586)	(269)	(300,564)
Interest and other income (expense), net	(1,698)	1,946	(1,349)	2,002
Loss from continuing operations before income taxes	(3,049)	(197,640)	(1,618)	(298,562)
Income taxes	(3,105)	(5,780)	(1,951)	37,860
Income (loss) from continuing operations	56	(191,860)	333	(336,422)
Gain on sale of discontinued operations, net of tax	—	—	—	2,042
Net income (loss) prior to allocation of noncontrolling interest	56	(191,860)	333	(334,380)
Loss attributable to noncontrolling interest	486	106	1,048	142
Net income (loss) attributable to THQ Inc.	$542	$(191,754)	$1,381	$(334,238)

Earnings (loss) per share attributable to THQ Inc. – basic:
Continuing operations (1)	$0.01	$(2.86)	$0.02	$(5.04)
Discontinued operations	—	—	—	0.03
Earnings (loss) per share – basic	$0.01	$(2.86)	$0.02	$(5.01)

Earnings (loss) per share attributable to THQ Inc. – diluted:
Continuing operations (1)	$0.01	$(2.86)	$0.02	$(5.04)
Discontinued operations	—	—	—	0.03
Earnings (loss) per share – diluted	$0.01	$(2.86)	$0.02	$(5.01)

Shares used in per share calculation – basic	67,525	66,997	67,488	66,769
Shares used in per share calculation – diluted	67,704	66,997	67,734	66,769

(1)  Based on amounts attributable to THQ Inc. (i.e., subsequent to the allocation of noncontrolling interest).

THQ Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) (a)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Net sales	$356,678	$357,310	$701,469	$659,704
Changes in deferred net revenue	279	28,287	(10,232)	(1,409)
Non-GAAP net sales	$356,957	$385,597	$691,237	$658,295

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Operating loss	$(1,351)	$(199,586)	$(269)	$(300,564)
Non-GAAP adjustments affecting operating loss:
JAKKS preferred return rate reduction (b)	—	—	(24,221)	—
JAKKS and WWE settlement (c)	29,488	—	29,488	—
Changes in deferred net revenue	279	28,287	(10,232)	(1,409)
Change in deferred cost of sales (d)	(122)	(17,061)	5,159	2,969
Goodwill impairment	—	118,131	—	118,131
Business realignment expenses (d)	269	40,375	3,097	44,571
Stock-based compensation and related costs (d)	3,959	4,674	7,661	13,530
Total non-GAAP adjustments affecting operating loss	33,873	174,406	10,952	177,792

Non-GAAP operating income (loss)	$32,522	$(25,180)	$10,683	$(122,772)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Net income (loss) attributable to THQ Inc.	$542	$(191,754)	$1,381	$(334,238)
Non-GAAP adjustments:
Non-GAAP adjustments affecting operating loss	33,873	174,406	10,952	177,792
Gain on sale of investments (e)	—	—	(640)	—
Other-than-temporary impairment on investments	—	—	—	4,561
Mark-to-market on trading Auction Rate Securities (f)	(60)	276	(155)	276
Interest and other income (expense), net	—	—	(63)	—
Deferred tax asset valuation allowance and related tax	—	36,501	—	117,021
Income tax adjustments (g)	(7,721)	(29,018)	(3,223)	(30,841)

Non-GAAP net income (loss)	$26,634	$(9,589)	$8,252	$(65,429)

Non-GAAP earnings (loss) per share – diluted (h)	$0.35	$(0.14)	$0.12	$(0.98)

Notes:
(a)	See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.
(b)	Represents the one-time reduction in accrued joint venture partner expense resulting from the settlement of the preferred return rate with JAKKS Pacific.
(c)	Represents the expense related to the settlement of litigation with WWE and JAKKS Pacific in December 2009.
(d)	See table below for further detail related to income statement classification of these adjustments.
(e)	Realized gains on sales of investments to the extent we had previously excluded a related other-than-temporary impairment from non-GAAP amounts.
(f)

Mark-to-market adjustment related to unrealized gains on trading Auction Rate Securities (ARS), partially offset by related unrealized losses on a put option received in connection with the ARS. This amount is recorded in “Interest and other income (expense), net.”

(g)	On April 1, 2009, the Company adopted a fixed, long-term projected tax rate of 15% for the purposes of evaluating its operating performance, and to forecast, plan and analyze future periods.
(h)

For the three months ended December 31, 2009, non-GAAP earnings per share — diluted (EPS) has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (Notes) issued in August 2009. Non-GAAP net income used for computing non-GAAP EPS has been adjusted by $1.2 million related to interest and debt issuance costs, net of tax. The shares used for computing non-GAAP EPS includes 11.7 million shares related to the potential dilution from the Notes. Excluding the impact of this, EPS would have been $0.39. The “if-converted” method was not used for other periods presented as their inclusion would have been anti-dilutive or because the Notes were not outstanding during those periods.

The following table provides further detail on the income statement classification of certain non-GAAP adjustments that impact cost and expenses:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Change in deferred cost of sales:
Change in deferred product costs	$(186)	$(9,305)	$2,507	$(2,037)
Change in deferred software amortization and royalties	64	(7,756)	2,652	5,006
Total change in deferred cost of sales	$(122)	$(17,061)	$5,159	$2,969

Business realignment expenses:
Cost of sales – software amortization and royalties	$—	$29,760	$—	$29,760
Product development	(69)	3,651	(322)	7,847
Selling and marketing	—	1,620	497	1,620
General and administrative	2	592	64	592
Restructuring	336	4,752	2,858	4,752
Total business realignment expenses	$269	$40,375	$3,097	$44,571

Stock-based compensation and related costs:
Cost of sales – software amortization and royalties	$1,359	$2,629	$2,726	$4,357
Product development (a)	855	(181)	1,177	1,691
Selling and marketing (a)	447	345	511	2,026
General and administrative (a)	1,298	1,881	3,247	5,456
Total stock-based compensation and related costs	$3,959	$4,674	$7,661	$13,530

Notes:
(a)

Stock-based compensation and related costs in the nine months ended December 31, 2009 is net of the impact of the reversal of a portion of payroll tax accruals established in fiscal 2007 during our historical stock option grant practices inquiry.

THQ Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,	March 31,
	2009	2009

ASSETS
Cash, cash equivalents and short-term investments	$233,636	$140,662
Short-term investments, pledged	23,422	—
Accounts receivable, net of allowances	114,745	60,444
Inventory	24,507	25,785
Licenses	55,601	45,025
Software development	119,000	137,820
Deferred income tax	6,657	6,112
Income taxes receivable	6,626	903
Prepaid expenses and other current assets	24,605	27,441
Total current assets	608,799	444,192

Property and equipment, net	29,343	33,511
Licenses, net of current portion	98,138	47,875
Software development, net of current portion	42,113	24,647
Deferred income taxes	1,982	1,982
Long-term investments	1,850	5,025
Long-term investments, pledged	—	30,618
Other long-term assets, net	15,023	10,479
TOTAL ASSETS	$797,248	$598,329

LIABILITIES AND EQUITY
Accounts payable	$54,054	$40,088
Accrued and other current liabilities	195,274	190,140
Secured credit lines	13,923	24,360
Total current liabilities	263,251	254,588

Convertible senior notes	100,000	—
Other long-term liabilities	95,258	33,503
Total liabilities	458,509	288,091
Total THQ Inc. stockholders’ equity	336,589	307,040
Noncontrolling interest	2,150	3,198
Total equity	338,739	310,238
TOTAL LIABILITIES AND EQUITY	$797,248	$598,329

THQ Inc. and Subsidiaries

Unaudited Supplemental Financial Information

(In thousands)

	Three Months Ended GAAP				Nine Months Ended GAAP
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$62,204	17.5%	$91,631	25.6%	$181,356	25.8%	$131,738	20.0%
Nintendo Wii	90,371	25.3	63,433	17.8	113,023	16.1	117,241	17.8
Sony PlayStation 3	57,362	16.1	47,964	13.4	153,096	21.8	66,239	10.0
Sony PlayStation 2	32,498	9.1	49,009	13.7	47,388	6.8	82,697	12.5
Other	3	—	6	—	8	—	121	—
	242,438	68.0	252,043	70.5	494,871	70.5	398,036	60.3
Handheld
Nintendo Dual Screen	75,040	21.0	63,474	17.8	114,902	16.4	139,349	21.1
Sony PlayStation Portable	24,497	6.9	21,753	6.1	37,115	5.3	43,366	6.6
Wireless	2,285	0.6	5,942	1.7	9,259	1.3	17,320	2.6
Other	—	—	132	—	—	—	3,262	0.5
	101,822	28.5	91,301	25.6	161,276	23.0	203,297	30.8

PC	12,418	3.5	13,966	3.9	45,322	6.5	58,371	8.9
Total Net Sales	$356,678	100.0%	$357,310	100.0%	$701,469	100.0%	$659,704	100.0%

Geographic Revenue Mix
Domestic	$226,638	63.5%	$212,220	59.4%	$445,423	63.5%	$363,572	55.1%
Foreign	130,040	36.5	145,090	40.6	256,046	36.5	296,132	44.9
Total Net Sales	$356,678	100.0%	$357,310	100.0%	$701,469	100.0%	$659,704	100.0%

	Three Months Ended Non-GAAP				Nine Months Ended Non-GAAP
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
Platform Revenue Mix
Consoles
Microsoft Xbox 360	$62,212	17.4%	$91,028	23.6%	$181,316	26.2%	$108,565	16.5%
Nintendo Wii	90,371	25.3	63,433	16.5	113,023	16.3	117,241	17.8
Sony PlayStation 3	57,395	16.1	76,785	19.9	144,915	21.0	95,060	14.4
Sony PlayStation 2	32,497	9.1	49,009	12.7	47,388	6.9	82,697	12.6
Other	3	—	6	—	8	—	121	—
	242,478	67.9	280,261	72.7	486,650	70.4	403,684	61.3
Handheld
Nintendo Dual Screen	75,040	21.0	63,474	16.5	114,902	16.6	139,349	21.2
Sony PlayStation Portable	24,497	6.9	21,753	5.7	37,115	5.4	43,366	6.6
Wireless	2,285	0.6	5,942	1.5	9,259	1.3	17,320	2.6
Other	—	—	132	—	—	—	3,262	0.5
	101,822	28.5	91,301	23.7	161,276	23.3	203,297	30.9

PC	12,657	3.6	14,035	3.6	43,311	6.3	51,314	7.8
Total Net Sales	$356,957	100.0%	$385,597	100.0%	$691,237	100.0%	$658,295	100.0%

Geographic Revenue Mix
Domestic	$227,052	63.6%	$222,581	57.7%	$441,314	63.8%	$358,960	54.5%
Foreign	129,905	36.4	163,016	42.3	249,923	36.2	299,335	45.5
Total Net Sales	$356,957	100.0%	$385,597	100.0%	$691,237	100.0%	$658,295	100.0%